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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                  -------------
                                    FORM 8-K
                                  -------------

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): APRIL 14, 2000



                          KLLM TRANSPORT SERVICES, INC.
             (Exact name of registrant as specified in its charter)




                DELAWARE                             0-14759                              64-0412551
      (State or other jurisdiction           (Commission File Number)         (IRS Employer Identification No.)
            of incorporation)


                               135 RIVERVIEW DRIVE
                           RICHLAND, MISSISSIPPI 39218
                    (Address of Principal Executive Offices)

                                 (601) 939-2545
              (Registrant's telephone number, including area code)





                                   Page 1 of 4
                           Index to Exhibits on Page 4


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ITEM 5.  OTHER EVENTS.

       A tender offer for KLLM Transport Services, Inc., a Delaware corporation (the "Company"), was commenced on April 12, 2000 by Low Acquisition, Inc., a Delaware corporation (the "Bidder"), which is wholly-owned by Robert E. Low, an individual residing in Springfield, Missouri, pursuant to which the Bidder has offered to purchase all of the outstanding shares of Common Stock, par value $1.00 per share, of the Company (including the associated preferred stock purchase rights of the Company) not owned by the Bidder or its affiliates at a price of $7.75 per share upon the terms and subject to the conditions in the Bidder's Offer to Purchase (the "Tender Offer").

       On April 14, 2000, the Company issued a press release and sent letters to its stockholders pursuant to Rule 14d-9(f) of the Securities Exchange Act of 1934, as amended, asking them to defer from making a determination whether to accept or reject the Tender Offer until the Company advises them of its position with respect to the Tender Offer. The press release issued by the Company to its stockholders is filed herewith as Exhibit 99.1. The letter sent by the Company to its stockholders is filed herewith as Exhibit 99.2.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

    (a)  Exhibits

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

         Exhibit No.       Description
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

         99.1              Press Release of the Company dated April 14, 2000

         99.2              Letter to Stockholders dated April 14, 2000
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                                    SIGNATURE


       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    KLLM TRANSPORT SERVICES, INC.
                                             (Registrant)



Date: April 14, 2000                By /s/ Leland Speed
                                       -----------------------------------------
                                       Leland Speed
                                       Chairman of the Special Committee
                                         of the Board of Directors


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                                INDEX TO EXHIBITS


Exhibit
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99.1        Press Release of the Company dated April 14, 2000

99.2        Letter to Stockholders dated April 14, 2000